Exhibit 99.1

Cohu Reports Fourth Quarter 2012 Operating Results

POWAY, Calif., January 30, 2013 — Cohu, Inc. (NASDAQ:COHU) today reported fiscal 2012 fourth quarter net sales of $50.7 million and GAAP net loss of $5.2 million or $0.21 per share. Net sales for the twelve months ended 2012 were $221.2 million and GAAP net loss was $12.2 million or $0.50 per share.

The Company also reported non-GAAP results, with fourth quarter 2012 net loss of $1.7 million or $0.07 per share and net loss of $3.1 million or $0.13 per share for the twelve months ended 2012.

GAAP Results

	Q4 FY 2012	Q3 FY 2012	Q4 FY 2011
Net sales	$50.7 million	$57.7 million	$66.6 million
Net income (loss)	$(5.2) million	$(1.7) million	$0.7 million
Income (loss) per share	$(0.21)	$(0.07)	$0.03

	12 Months 2012	12 Months 2011
Net sales	$221.2 million	$309.0 million
Net income (loss)	$(12.2) million	$15.7 million
Income (loss) per share	$(0.50)	$0.64

Non-GAAP Results

	Q4 FY 2012	Q3 FY 2012(1)	Q4 FY 2011
Non-GAAP net income (loss)	$(1.7) million	$(0.4) million	$2.8 million
Non-GAAP income (loss) per share	$(0.07)	$(0.01)	$0.12

	12 Months 2012	12 Months 2011
Non-GAAP net income (loss)	$(3.1) million	$23.4 million
Non-GAAP income (loss) per share	$(0.13)	$0.96

(1)	Non-GAAP results for the third quarter of 2012 were revised in the current period to exclude the impact of other acquisition costs incurred in connection with the acquisition of Ismeca Semiconductor.

Sales of semiconductor equipment accounted for 79% of fiscal 2012 fourth quarter sales. Microwave communications equipment and video cameras and related equipment contributed 14% and 7%, respectively, for the same period.

Orders were $42.1 million for the fourth quarter of 2012 and $50.1 million for the third quarter of 2012. Orders for semiconductor equipment were $33.7 million in the fourth quarter of 2012 compared to $38.5 million in the third quarter of 2012. Total consolidated backlog was $44.7 million at December 29, 2012 compared to $54.4 million at September 29, 2012. As previously announced, Cohu completed its acquisition of Ismeca on December 31, 2012. Ismeca will be included in Cohu’s operating results beginning in the first quarter of 2013. Cohu expects first quarter 2013 sales to be between $52 million and $57 million.

James A. Donahue, Chairman, President and Chief Executive Officer stated, “Fourth quarter results were higher than our guidance and benefited from recurring business in our semiconductor equipment group. Equipment utilization on customer test floors was generally flat during the quarter, limiting the need for new capacity. With the exception of technology-related buys, customers remain cautious and weak macroeconomic conditions are likely to continue to affect business over the near term.”

Donahue concluded, “With the acquisition of Ismeca we increased our market share, significantly expanded our served market with complementary products and now have the broadest portfolio of test handling solutions in the industry. Ismeca also provides us with an entry into the LED equipment market, which is forecasted to experience high growth as LED technology is adopted for general lighting. We expect this acquisition to be accretive when business conditions improve.”

Cohu’s Board of Directors approved a quarterly cash dividend of $0.06 per share payable on April 19, 2013 to shareholders of record on March 5, 2013. Cohu has paid consecutive quarterly cash dividends since 1977.

Use of Non-GAAP Financial Information:

Included within this press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets, other acquisition costs and the gain on the sale of a facility. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain matters discussed in this release, including statements concerning Cohu’s new products, expectations of business conditions, orders, sales, revenues, expected accretion from the Ismeca acquisition, growth in the LED market and operating results are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, risks associated with acquisitions including the acquisition of Ismeca Semiconductor on December 31, 2012, inventory, goodwill and other intangible asset write-downs; our ability to convert new products under development into production on a timely basis, support product development and meet customer delivery and acceptance requirements for next generation equipment; our reliance on third-party contract manufacturers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor test handler industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; and the cyclical and unpredictable nature of capital expenditures by semiconductor manufacturers. These and other risks and uncertainties are discussed more fully in Cohu’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q. Cohu assumes no obligation to update the information in this release.

About Cohu:

Cohu is a supplier of test handling, burn-in, thermal subsystems and MEMS test solutions used by the global semiconductor industry, microwave communications and video equipment.

Cohu will be conducting their conference call on Wednesday, January 30, 2013 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com. Contact: Jeffrey D. Jones - Investor Relations (858) 848-8106

COHU, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended (1)		Twelve Months Ended (1)
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011

Net sales	$50,714	$66,559	$221,162	$308,968
Cost and expenses:
Cost of sales	34,065	45,147	153,184	208,839
Research and development	9,977	9,039	36,171	36,230
Selling, general and administrative	12,377	11,168	45,891	46,563

	56,419	65,354	235,246	291,632

Income (loss) from operations	(5,705)	1,205	(14,084)	17,336
Interest and other, net (2)	47	102	967	442

Income (loss) before income taxes	(5,658)	1,307	(13,117)	17,778
Income tax provision (benefit)	(497)	588	(874)	2,059

Net income (loss)	$(5,161)	$719	$(12,243)	$15,719

Income (loss) per share:
Basic	$(0.21)	$0.03	$(0.50)	$0.65

Diluted	$(0.21)	$0.03	$(0.50)	$0.64

Weighted average shares used in computing income (loss) per share (3):
Basic	24,572	24,259	24,459	24,134

Diluted	24,572	24,559	24,459	24,501

(1)	The three- and twelve-month periods ended December 29, 2012 and December 31, 2011 were comprised of 13 weeks and 14 weeks and 52 weeks and 53 weeks, respectively.
(2)	For the twelve-month period ended December 29, 2012, Interest and other income includes a gain on the sale of facility totaling $677,000 related to our metal detection equipment segment, FRL, which was divested in 2006.
(3)	For the three- and twelve-month periods ended December 29, 2012, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect.

COHU, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 29, 2012 (1)	December 31, 2011
Assets:
Current assets:
Cash and investments	$110,229	$105,002
Accounts receivable	36,986	41,922
Inventories	62,332	82,689
Deferred taxes and other	11,536	14,203

Total current assets	221,083	243,816
Property, plant & equipment, net	35,464	36,981
Goodwill	58,756	58,060
Intangible assets, net	18,977	21,828
Other assets	593	923

Total assets	$334,873	$361,608

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$2,139	$2,821
Other current liabilities	34,241	49,050

Total current liabilities	36,380	51,871
Deferred taxes and other noncurrent liabilities	17,594	18,706
Stockholders’ equity	280,899	291,031

Total liabilities & stockholders’ equity	$334,873	$361,608

(1)	Excludes the impact of acquisition of Ismeca Semiconductor on December 31, 2012 for a cash purchase price of $54.5 million that was funded out of Cohu’s existing cash reserves.

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	December 29, 2012	September 29, 2012	December 31, 2011
Income (loss) from operations - GAAP basis (a)	$(5,705)	$(2,607)	$1,205
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	138	49	138
Research and development	413	291	491
Selling, general and administrative	816	619	749

	1,367	959	1,378
Amortization of intangible assets included in (c):
Cost of goods sold	909	855	875
Selling, general and administrative	155	149	162

	1,064	1,004	1,037
Other acquisition costs included in selling, general and administrative (d)	1,341	390	—

Income (loss) from operations - non-GAAP basis (e)	$(1,933)	$(254)	$3,620

Net income (loss) - GAAP basis	$(5,161)	$(1,749)	$719
Non-GAAP adjustments (as scheduled above)	3,772	2,353	2,415
Tax effect of non-GAAP adjustments (f)	(302)	(286)	(303)
Gain on the sale of FRL facility (g)	—	(677)	—

Net income (loss) - non-GAAP basis	$(1,691)	$(359)	$2,831

GAAP net income (loss) per share - diluted	$(0.21)	$(0.07)	$0.03
Non-GAAP net income (loss) per share - diluted (h)	$(0.07)	$(0.01)	$0.12

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Other acquisition costs have been excluded by Management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(11.2)%, (4.5)% and 1.8% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco and the fiscal 2012 acquisition of Duma Video for the three months ended December 29, 2012 and September 29, 2012 and to eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco for the three months ended December 31, 2011.
(d)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisition of Ismeca Semiconductor.
(e)	(3.8)%, (0.4)% and 5.4% of net sales, respectively.
(f)	To adjust the provision for income taxes related to the adjustments described in notes (b) and (c) above based on applicable tax rates.
(g)	To adjust non-GAAP net income for the gain on the sale of our FRL facility.
(h)	Computed using number of GAAP diluted shares outstanding for each period presented.

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Twelve Months Ended
	December 29, 2012	December 31, 2011
Income (loss) from operations - GAAP basis (a)	$(14,084)	$17,336
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	417	421
Research and development	1,364	1,355
Selling, general and administrative	2,840	2,511

	4,621	4,287
Amortization of intangible assets included in (c):
Cost of goods sold	3,443	3,946
Selling, general and administrative	614	699

	4,057	4,645
Other acquisition costs included in selling, general and administrative (d)	2,270	—

Income (loss) from operations - non-GAAP basis (e)	$(3,136)	$26,268

Net income (loss) - GAAP basis	$(12,243)	$15,719
Non-GAAP adjustments (as scheduled above)	10,948	8,932
Tax effect of non-GAAP adjustments (f)	(1,177)	(1,221)
Gain on the sale of FRL facility (g)	(677)	—

Net income (loss) - non-GAAP basis	$(3,149)	$23,430

GAAP net income (loss) per share - diluted	$(0.50)	$0.64
Non-GAAP net income (loss) per share - diluted (h)	$(0.13)	$0.96

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Other acquisition costs have been excluded by Management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(6.4)% and 5.6% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco and the fiscal 2012 acquisition of Duma Video for the twelve months ended December 29, 2012 and to eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco, the fiscal 2007 acquisition of Tandberg Television AVS GmbH and the fiscal 2006 acquisition of Unigen for the twelve months ended December 31, 2011.
(d)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisition of Ismeca Semiconductor.
(e)	(1.4)% and 8.5% of net sales, respectively.
(f)	To adjust the provision for income taxes related to the adjustments described in notes (b) and (c) above based on applicable tax rates.
(g)	To adjust non-GAAP net income for the gain on the sale of our FRL facility.
(h)	Computed using number of GAAP diluted shares outstanding for each period presented.